Exhibit 99.1

Quintiles Announces Pricing of $800 Million Senior Notes Offering

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--May 6, 2015--Quintiles Transnational Holdings Inc. (NYSE: Q) (the “Company” or “Quintiles”) announced today that Quintiles Transnational Corp. (“Quintiles Transnational”), its wholly owned subsidiary, has priced $800 million principal amount of 4.875% senior unsecured notes due 2023 (the “Senior Notes”) offered in a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds of the offering, together with proceeds from its previously announced proposed senior secured credit facility, which is expected to increase to a total of $1.95 billion, including $1.45 billion of term loans, to refinance its existing credit facility, as well as for general corporate purposes, including corporate transactions and equity repurchases. The Senior Notes will be fully and unconditionally guaranteed on an unsecured basis by Quintiles Transnational’s domestic subsidiaries that guarantee the senior secured credit facility.

The issuance of the Senior Notes is expected to occur on or about May 12, 2015, concurrently with the expected closing of the new senior secured credit facility, subject to customary closing conditions. The Senior Notes are being offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes or any other securities. The Senior Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities law.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect, among other things, our current expectations regarding the offering of Senior Notes, the related refinancing transactions and the use of proceeds therefrom, which are subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from our expectations due to a number of factors, including our ability to complete the proposed offering and refinancing on the terms described or at all. For a further discussion of the risks relating to our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 12, 2015, as such factors may be amended or supplemented from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company assumes no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

About Quintiles

Quintiles (NYSE: Q) is the world’s largest provider of biopharmaceutical development and commercial outsourcing services with a network of more than 33,000 employees conducting business in approximately 100 countries. We have helped develop or commercialize all of the top-75 best-selling drugs on the market. Quintiles applies the breadth and depth of our service offerings along with extensive therapeutic, scientific and analytics expertise to help our customers navigate an increasingly complex healthcare environment as they seek to improve efficiency and effectiveness in the delivery of better healthcare outcomes. To learn more about Quintiles, please visit www.quintiles.com.

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CONTACT:
Quintiles
Phil Bridges, Media Relations (phil.bridges@quintiles.com)
+ 1.919.998.1653 (office) +1.919.457.6347 (mobile)
or
Todd Kasper, Investor Relations (InvestorRelations@quintiles.com)
+1.919.998.2590